UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

MANNING & NAPIER, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

Employee FAQ

General

1.	What can you tell us about the buyer and their plans for Manning & Napier?

•	Callodine Group, in partnership with East Asset Management (EAM), is a strong long-term partner for Manning & Napier, strategically and culturally.

•	Callodine values Manning & Napier and sees the firm as a skilled, differentiated asset and wealth manager with a 50+ year history of delivering superior results for clients.

•

Callodine has been building private market and yield-oriented investment capabilities that are distinct from and additive to Manning & Napier’s investment strategies. Callodine’s capabilities represent important diversifying products that are expected to be valuable additions to Manning & Napier client portfolios. Callodine specializes in income-producing investment strategies that are complementary to Manning & Napier’s existing core competencies, including:

•

Callodine Capital manages public equity strategies that are income-focused, generating attractive cash yields from dividend-paying equities and niche sectors of the market such as BDCs, REITs and MLPs.

•	Callodine Commercial Finance is an asset-based lending platform that provides private credit solutions to middle market companies.

•	Thorofare Capital provides real estate credit solutions across a variety of property types and regions of the U.S.

•	Additionally, Callodine and EAM have strong regional connections to Manning & Napier, with deep roots in the western New York region.

•

The proposed combination with Callodine, in partnership with EAM, is expected to afford Manning & Napier long-term stability and additional resources to further drive our key strategic initiatives without the impact of market fluctuations and continued focus on public company listing requirements. Callodine sees Manning & Napier as an experienced, best-in-class investment manager to add to its growing platform.

2.	Why did we decide to sell at this point in time?

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Manning & Napier has made substantial progress over the past few years: delivering excellent results for clients, stabilizing assets and revenues, improving profitability, and delivering superior returns to shareholders.

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Now is the right time for Manning & Napier to become a private company again, just as it was for its first 40 years of operation, and this partnership is expected to drive the firm’s next phase of growth.

•	Wealth and asset management firms like Manning & Napier are well served by being private. They are 100% professional services businesses and are not capital intensive.

•	Success for our clients over the long term is the most important measure of accomplishment, not quarterly earnings. Stable permanent ownership is superior to the volatility of public markets.

3.	Were we actively looking to sell?

•	As part of its fiduciary duty, the Board of Manning & Napier actively considers the best interests of shareholders

•	Callodine is a strong long-term partner for Manning & Napier, strategically and culturally.

•	We found a partner who is aligned with our values and culture, including our ties to upstate and western New York.

4.	Are we selling because of the outlook for the company as a standalone entity is not good?

•	The proposed combination stands to benefit all Manning & Napier’s constituencies, including its clients, employees/employee-owners, stockholders and communities.

•	Callodine ownership is expected to bring additional resources that are expected to support and strengthen the solutions and services Manning & Napier currently provides for our clients.

5.	Will our focus change and will we become a family office? What happens to our clients?

•	Employees are expected to be better resourced to deliver superior results for clients.

•	As a result of this proposed combination, employees are expected to benefit from enhanced long-term growth opportunities and experience a range of benefits, including:

•	Opportunities to become meaningful minority owners and profit participants in the newly private Manning & Napier

•	A company culture and values that are aligned with upstate and western New York intelligence, character, integrity, grit and modesty

•	Ability to focus on the company’s daily goals and long-term strategy without the costs and distractions associated with being a public company

•	Manning & Napier’s clients are expected to be supported by the same investment philosophy, process and team as well as the same client-facing and management teams.

6.	Will there be any layoffs as a result of the merger, and if so, when will those be announced, and which departments are expected to be impacted?

•

We will need to re-evaluate business processes related to our public company requirements after the merger closes. Until the close, we remain a public company with all of the normal public company requirements.

7.	Will our management team remain in place?

•	There are no expected changes to the firm’s management team, as all named officers are expected to remain with the company post close of the merger.

8.	Are we being integrated into another asset manager or are we going to operate as a subsidiary?

•	Following the merger, Manning & Napier will operate as a subsidiary of Callodine with no planned changes to our name or brand.

•	Manning & Napier will benefit from strategic guidance from Callodine on items such as M&A, capital raising and new product development.

11.	Is the full board supportive of the sale?

•	Manning & Napier’s Board of Directors has approved the merger.

12.	When do we expect the merger to close, and what is the possibility that shareholders don’t support it? Then what happens?

•	The proposed combination is expected to close in the third quarter of 2022, contingent upon shareholder approval and other customary closing conditions.

•	Officers of the Company holding approximately 10% of the Company’s common stock have committed to voting in favor of the transaction, subject to the terms and conditions of a support agreement.

•	If stockholder approval is not received, the combination would not move forward.

13.	Could another buyer come in with a higher offer? Would we have to accept it?

•

Manning & Napier’s Board of Directors will commence a formal outreach process to identify other potential acquirors during a 40-day “Go Shop” period. During this process, Callodine will have certain information and “matching” rights to increase its offer price to match or exceed any otherwise superior proposals.

14.	Will there be HR policy changes (vacation time, WFH, 401k, benefits, etc.)?

•	We do not expect any major changes to the firm’s operations, including benefits, management and strategy, as a result of this proposed combination.

15.	Will our health insurance change, and if so, when will it become effective?

•	We do not expect any major or anticipated changes to employee benefits.

16.	What if I decide I don’t want to move forward with this new firm?

•	Individual concerns and questions surrounding employment should be brought to Stacey Green.

17.	What are we doing to ensure we do not have staff turnover during this transition?

•	Talent retention has been a key priority for us, and we believe that this transaction only enhances our ability to recruit and retain top industry talent.

18.	Will our office locations change (i.e., will Rochester still be the headquarters)?

•	We do not expect any office location changes as a result of the combination, and we expect that Rochester will continue to serve as our headquarters.

•	This partnership will strengthen Manning & Napier’s presence and local ties to the communities we serve in upstate and western New York.

•	Manning & Napier and Callodine will jointly evaluate the opening of new offices within the region to support the continued growth of the business.

19.	When will our stock be delisted?

•

Following the completion of the proposed combination, expected to be in the third quarter of 2022, Manning & Napier will de-list its shares from the New York Stock Exchange, becoming a 100% private company.

20.	Our stock was highly touted at the time of our IPO and in the years since. With that being taken off the table, what incentives will there be to retain key performers?

•	There will be meaningful opportunities for employees to be earn equity participation in the new Manning & Napier and to share in its success.

21.	As this is another organizational change, how do we think this will impact our existing relationships and our ability to meet the 2022 sales goals?

•	Employees are expected to be better resourced to deliver superior results for our clients as a result of the combination.

•	We expect that Manning & Napier’s clients will be supported by the same investment philosophy, process and team as well as the same client-facing and management teams following the combination.

•	Importantly, we must remain focused on our goals as we move forward.

•

Our strategic goals for 2022 remain our priorities, including delivering excellence in investment results, improving sales productivity and operating efficiency, completing our technology initiatives while continuing to build on our distinctive culture.

22.	How does this change impact our current investment options?

•

Callodine’s capabilities represent important diversifying products that will be valuable additions to Manning & Napier client portfolios. Callodine specializes in income-producing investment strategies that are complementary to Manning & Napier’s existing core competencies, including:

•

Callodine Capital manages public equity strategies that are income-focused, generating attractive cash yields from dividend-paying equities and niche sectors of the market such as BDCs, REITs and MLPs.

•	Callodine Commercial Finance is an asset-based lending platform that provides private credit solutions to middle market companies.

•	Thorofare Capital provides real estate credit solutions across a variety of property types and regions of the U.S.

23.	What if I receive questions from clients or the media? How do I respond?

•	Please direct all media inquiries to Nicole Kingsley Brunner, nbrunner@Manning-Napier.com.

24.	Will we still be employees of Manning & Napier Advisors?

•	Yes, firm employees will continue to be employed by Manning & Napier Advisors.

Additional Information and Where to Find It

In connection with the proposed transaction, Manning & Napier, Inc. (the “Company”) expects to file a proxy statement, as well as other relevant materials, with the Securities and Exchange Commission (the “SEC”). This communication is not intended to be, and is not, a substitute for the proxy statement or any other document that the Company may file with the SEC in connection with the proposed transaction. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) and other documents that will be filed by the Company with the SEC at http://www.sec.gov, the SEC’s website, or from the Company’s website (http://ir.manning-napier.com). In addition, the proxy statement and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by directing a request to Investor Relations at http://ir.manning-napier.com.

Participants in the Solicitation

The Company, its directors and certain of its officers and employees, may be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in its definitive proxy statement for its 2021 annual meeting of shareholders filed with the SEC on April 29, 2021. To the extent the holdings of Company securities by the Company’s directors and executive officers have changed since the amounts set forth in the proxy statement for its 2021 annual meeting of shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge at the SEC’s web site at www.sec.gov and on the Investor Relations page of the Company’s website located at http://ir.manning-napier.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement and other relevant materials the Company may file with the SEC.

Forward-Looking Statements

This communication includes statements that are forward-looking statements made pursuant to the safe harbor provisions of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed acquisition of the Company, stockholder and other approvals, the expected timetable for completing the proposed transaction and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: failure to obtain the required vote of the Company’s stockholders; the timing to consummate the proposed transaction; satisfaction of the conditions to closing of the proposed transaction may not be satisfied; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management’s time on transaction-related issues.

All statements, other than statements of historical fact, including statements regarding guidance, industry prospects, future results of operations or financial position, expected sources of incremental margin, strategy, financing needs, future capital expenditures and the outcome or effect of ongoing litigation, should be considered forward looking statements made in good faith by the Company, as applicable, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this communication, or any other documents, words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “objective,” “plan,” “project,” “seek,” “strategy,” “target,” “will” and similar expressions are intended to identify forward looking statements. These forward looking statements are based on the beliefs and assumptions of management at the time that these statements were prepared and are inherently uncertain. Such forward looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward looking statements. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward looking statements, are described in greater detail under the heading “Item 1A. Risk Factors” on Form 10-K for the year ended December 31, 2021 and in any other SEC filings made by the Company. The company cautions that these risks and factors are not exclusive. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. Forward-looking statements speak only as of the date of this communication, and the Company does not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.